SECOND AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT (this "Second Amendment") is made this 3rd day of March, 2005 by and between **CNL RETIREMENT MOP TAMPA FL, LP,** a Delaware limited partnership, whose address is 450 South Orange Avenue, Orlando, Florida 32801 ("Landlord"), and **NANOBAC SCIENCES, LLC (F/K/A NANOBACLABS, L.L.C.),** a Florida limited liability company, whose address is 2727 West Dr. Martin Luther King Boulevard, Suite 850, Tampa, Florida 33607 ("Tenant").

BACKGROUND FACTS

WHEREAS, Landlord's predecessor-in-interest, MLK-Tampa Associates, LLC ("MLKTA"), and Tenant entered into that certain Lease Agreement dated April 17, 2002, as amended by that certain First Amendment to Lease dated September 1, 2002 (as so amended, the "Lease"), for the for the leasing of approximately 5,593 square feet of space in Suite 850 (excluding 2,121 square feet in Suite 100) (the "Initially Leased Premises") located at the building identified as the "Tampa Medical Tower" (the "Building"), located in Tampa, Florida;

WHEREAS, Landlord purchased the Property from MLKTA and now holds the interest as Landlord under the Lease;

WHEREAS, Landlord and Tenant desire to now reduce the "Premises" (as defined in the Lease) to remove 1,540 rentable square feet (the "Deleted Space") from the Premises, which space is more accurately reflected on Exhibit A-1 attached hereto and made a part hereof, such that the Premises will consist of 4,053 rentable square feet (the "Reduced Lease Space") and to otherwise modify the Lease in accordance with the terms and conditions set forth below.

NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Tenant to Landlord and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows (with capitalized terms not defined in this Second Amendment having the same meaning as set forth for such terms in the Lease):

NOW THEREFORE, for and in consideration of the premises hereof, the mutual covenants and benefits set forth herein and in the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Background Facts. The above Background Facts are true and correct and are herby incorporated by this reference as if set forth in their entirety.

2. Acknowledgments and Representations. Tenant hereby acknowledges, agrees and confirms that, except as expressly set forth in this Amendment: (i) Landlord has complied with all of the terms and conditions of the Lease; (ii) except for the First Amendment mentioned above and this Second Amendment, the Lease has not been modified in any respect; (iii) as of the day immediately preceding the execution of this Amendment, the "Premises" (as defined in the Lease) consists of 5,593 rentable square feet as identified in the Lease; and (iv) as of the Effective Date, the Premises will be deemed reduced to 4,053 square feet (and, as of the

Effective Date, all references in the Lease to the Premises shall, collectively, refer to the Reduced Lease Space). APRIL 15, 2005

3. Effective Date. The "Effective Date" of this Second Amendment shall be the earlier of: (i) ~~May~~ 1, 2005 or (ii) the date upon which Tampa Heart Center, Inc. completes its improvements to the Deleted Space.

4. Leased Space. The amount of space leased by Tenant under the lease is reduced as of the Effective Date by 1,540 square feet to 4,053 square feet.

5. Base Rent. The Lease is hereby modified, commencing with the Effective Date, to reduce Tenant's monthly "Base Rent" under the Lease to $6,586.13 per month through May 31, 2005. From and after the Effective Date, Base Rent shall be calculated as set forth in the Lease, but based upon square footage for the Premises to include only the Reduced Leased Space, being 4,053 square feet.

6. Tenant's Share. The Lease is hereby amended as of the Effective Date so that the "Tenant's Share" (wherever used in the Lease) shall now mean 3.82%.

7. Brokers. Tenant represents and warrants that Tenant has not dealt with any brokers, finders or similar parties with respect to the negotiations and/or terms contained in this Second Amendment, other than Carter & Associates ("Broker"). Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, damages, liability and expenses, including, but not limited to, reasonably attorneys' fees, including any appellate proceedings, that may arise from any claims or demands of any broker(s), finder(s) or similar party(ies), other than Broker, having dealt with or through Tenant and/or alleging to have dealt with or through Tenant, for any commission alleged to be due by such party in connection with this Second Amendment.

8. Ratification. Tenant hereby represents and warrants to Landlord that (i) the execution and delivery of this Second Amendment has been fully authorized by all necessary corporate and/or partnership action, as applicable, and (ii) the person executing this Second Amendment has the requisite authority to do so and has the authority and power to bind the Tenant on whose behalf such party has signed.

9. Conflict. In the event of any conflict between the terms of this Second Amendment and the terms of the Lease, it is expressly agreed that the terms of this Second Amendment shall control. Except as modified, amended or supplemented by the provisions of this Second Amendment, all of the terms, obligations and conditions of the Lease are hereby ratified and shall remain in full force and effect.

10. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed a fully executed original.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment in manner and form sufficient to bind them as of the day and year first above written.

LANDLORD:

CNL RETIREMENT MOP TAMPA FL, LP, a Delaware limited partnership

By: **CNL RETIREMENT MOP ~~TAMPA FL~~** A PAUL **GP, LLC,** a Delaware limited liability company, Its Sole General Partner

By: [signature]
Name: Victoria A. Curl
Title: Vice President, Asst Manager

[signature]
Print Name: Diana Doty
(name of first witness)

[signature]
Print Name: TAMARA DAZIO
(name of second witness)

TENANT:

NANOBAC SCIENCES, LLC, a Florida limited liability company

By: [signature]
Name: H B Millican
Title: COO

[signature]
Print Name: Patty Weatherford Cox
(name of first witness)

[signature]
Print Name: MICHAEL DEAN
(name of second witness)